Exhibit 11.1

Schedule Regarding Computation of Per Share Earnings
------------------------------------------------------
(OOO's except per share data)

                                                           Nine Months                Three Months
                                                        Ended September 30,       Ended September 30,
                                                        -------------------      ----------------------
                                                          2000     1999            2000          1999
                                                        -------   -------        -------        -------
Net income (loss)                                       $ 3,336   $ 2,034        $ 1,978        $(1,537)
Less: preferred stock dividends                          (1,575)   (1,081)          (525)          (525)
                                                        -------   -------        -------        -------
Income (loss) available to common stockholders          $ 1,761   $   953        $ 1,453        $(2,062)
                                                        =======   =======        =======        =======

Weighted average common shares                            7,087     8,130          6,900          8,130
Common equivalent shares:
Dilutive preferred stock                                     --        --          4,286             --
Dilutive stock options                                        7        19              6             --
Dilutive warrants                                            --       177             --             --
                                                        -------   -------        -------        -------
Common and common equivalent shares                       7,094     8,326         11,192          8,130
                                                        =======   =======        =======        =======

Net income (loss) per common share                      $  0.25   $  0.12        $  0.21        $ (0.25)
                                                        =======   =======        =======        =======
Net income (loss) common equivalent share               $  0.25   $  0.11        $  0.18        $ (0.25)
                                                        =======   =======        =======        =======
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